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                                                                   EXHIBIT (3)-1

                           AMENDED CODE OF REGULATIONS
                                       OF
                             AEROQUIP-VICKERS, INC.

                                    ARTICLE I
                                  SHAREHOLDERS

           Section 1. ANNUAL MEETING. The annual meeting of shareholders of the corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly be brought before such meeting, shall be held at two o'clock p.m., or at such other time as may be designated by the Board of Directors, the Chairman of the Board, or by the President and specified in the notice of the meeting, on the third Thursday in April of each year, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day.

           Section 2. SPECIAL MEETINGS. Special meetings of the shareholders of the corporation may be held on any business day, when called by the Chairman of the Board, or by the President, or by the Vice President authorized to exercise the authority of the President in case of his absence, death or disability, or by the Board acting at a meeting, or by a majority of the directors acting without a meeting, or by persons who hold twenty-five percent of all shares outstanding and entitled to vote thereat.

           Section 3. PLACE OF MEETINGS. Meetings of shareholders shall be held at the principal office of the corporation in the City of Maumee, Ohio, unless the Board of Directors acting at a meeting, or a majority of directors acting without a meeting, designates some other place within or without the State of Ohio and causes the notice thereof to so specify.

           Section 4. NOTICE OF MEETINGS. Not less than seven nor more than sixty days before the date fixed for a meeting of shareholders, written notice stating the time, place and purposes of such meeting shall be given by personal delivery or by mail to each shareholder of record entitled to notice of the meeting by or at the direction of the Chairman of the Board, the President or the Secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the company.

           Section 5. WAIVER OF NOTICE. Notice of shareholders meeting may be waived in writing either before or after the holding of such meeting, which writing shall be filed or entered upon the records of the company. The attendance of any shareholder at such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.


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           Section 6. QUORUM; ADJOURNMENT. At any meeting of shareholders the holders of shares entitling them to exercise a majority of the voting power of the corporation, present in person or by proxy, shall constitute a quorum for such meeting, provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of the corporation, may be authorized or taken by a lesser proportion.

           At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy, except when a greater proportion is required by law, the Articles or these Regulations.

           The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

           Section 7. PROXIES. A person who is entitled to attend a shareholders meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases and exercise any of his other rights by proxy or proxies appointed by a writing signed by such person as provided by law.

           Section 8. FINANCIAL REPORTS. At the annual meeting, there shall be laid before the shareholders a financial statement consisting of: (1) a balance sheet containing a summary of the assets, liabilities, stated capital and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the corporation as of a date not more than four months before such meeting, (2) a statement of profit and loss and surplus, including a summary of profits, dividends paid, and other changes in the surplus accounts of the corporation, for the year ending with the date of such balance sheet.

           An opinion signed by the President or a Vice President or the Treasurer or an Assistant Treasurer, or by a public accountant or firm of public accountants, shall be appended to such financial statement to the effect that the financial statement presents fairly the financial position of the corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent for the period covered thereby, or such other opinion as is in accordance with sound accounting practices.



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                                   ARTICLE II
                               BOARD OF DIRECTORS

           Section 1. GENERAL POWERS. Except where the law, the Articles of Incorporation, or these Regulations require action to be authorized or taken by shareholders, all of the authority of the corporation shall be exercised by its Board of Directors.

           Section 2. NUMBER OF DIRECTORS. Until changed in accordance with the provisions of these Regulations, the number of directors of the corporation (exclusive of directors, if any, to be elected by holders of Preferred Stock, voting separately as a class pursuant to the Articles of Incorporation) shall not be less than seven nor more than fifteen, the exact number within said limits to be fixed from time to time by the affirmative vote of a majority of the directors in office, either at a meeting or by action without a meeting, provided that no reduction in the number of directors shall have the effect of shortening the term of any incumbent directors. In the event that the number of directors shall be increased, the unfilled positions shall be filled as provided in Article II, Section 5.

           Section 3. ELECTION OF DIRECTORS. Directors shall be elected at the annual meeting of shareholders. At such meeting only persons nominated as candidates shall be eligible for election as directors, and the candidates receiving the greatest number of votes shall be elected.

           Section 4. TERM OF OFFICE. Directors shall hold office until the annual meeting next succeeding their election and until their successors are elected and qualified, or until their earlier resignation, removal from office, or death.

           Section 5. VACANCIES. In the event of the occurrence of any vacancy or vacancies in the Board, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill such vacancy for the unexpired term.

           Section 6. MEETINGS. Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. Other meetings of the Board may be held at any time within or without the State of Ohio in accordance with the by-laws, resolutions or other action by the Board. Written notice of the time and place of each such other meeting of the directors shall be given to each director either by personal delivery or by mail, by telegram or cablegram, at least two
(2) days before the meeting. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegram or cablegram, before or after such meeting is held, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting
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without any notice thereof having been given, if all the directors shall be present thereat. Unless otherwise expressly stated in the notice thereof, any business may be transacted at any meeting of the Board.

           Section 7. QUORUM, ADJOURNMENT. Six members of the Board of Directors shall constitute a quorum for a meeting, provided that a majority of directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board, unless the act of a greater number is required by these Regulations or the by-laws.

           Section 8. COMMITTEES. The Board of Directors may from time to time create or appoint an executive committee and any other committee or committees of the Board, to consist of not less than three directors, and, to the extent permitted by law, may delegate to any such committee any of the authority of the Board, however conferred, other than that of filling vacancies in the Board or in any committee of the Board. The directors may appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board, shall act only in the intervals between meetings of the Board, and shall be subject to the control and direction of the Board.

           Section 9. BY-LAWS. The Board of Directors may adopt by-laws for its own government, not inconsistent with the Articles of Incorporation or these Regulations.

                                   ARTICLE III
                                    OFFICERS

           Section 1. GENERAL PROVISIONS. The Board of Directors may elect a Chairman of the Board and shall elect a President, a Secretary and a Treasurer and such other officers as the Board may from time to time deem necessary. The Chairman of the Board, if any, and the President shall be directors, but no one of the other officers need be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

           Section 2. POWERS AND DUTIES. All officers, as between themselves and the corporation shall respectively have such authority and perform such duties as may be determined from time to time by the Board of Directors, and in the absence of provision therefor by the Board, shall have such powers and duties as generally pertain to their respective offices.
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           The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties.

           Section 3. TERM OF OFFICE. The officers of the corporation shall hold office during the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the organization meeting of the Board of Directors following the date of their election or until their successors are chosen and qualified.

           The Board of Directors may remove any officer at any time, with or without cause, by the affirmative vote of a majority of directors in office. A vacancy in any office occurring for whatever reason may be filled by the Board of Directors.


                                   ARTICLE IV
              INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

           Section 1. INDEMNIFICATION. The corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or salaried employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise. The indemnification provided hereby shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law, the articles of incorporation or any agreement,vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a director, officer or salaried employee of the corporation, and shall continue as to a person who has ceased to be director, officer or salaried employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

           Section 2. INSURANCE. The corporation may, to the full extent then permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in the preceding paragraph against any liability asserted against and incurred by any such person in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability.




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           Section 3. INDEMNIFICATION AGREEMENTS. The corporation may enter into agreements with any persons described in Section 1 of this Article IV to provide indemnification against any liability asserted against or incurred by any such person in such capacity, or arising out of his status as such, to the full extent permitted by law.


                                    ARTICLE V
                                      SEAL

           The Board of Directors shall provide a suitable seal containing the name of the corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the corporation.


                                   ARTICLE VI
                                   AMENDMENTS

           These Regulations may be amended or repealed and new regulations may be adopted by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation on such proposal.




(Amended April 21, 1988)